Exhibit 10.32

AMENDMENT NO. 6 TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

BIRDS EYE HOLDINGS LLC

This Amendment No. 6 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Birds Eye Holdings LLC (the “Company”), dated as of August 19, 2002, as amended by that certain Amendment No. 1 to the Agreement dated as of August 30, 2003, that certain Amendment No. 2 to the Agreement dated as of December 22, 2003, that certain Amendment No. 3 to the Agreement dated as of February 11, 2004, that certain Amendment No. 4 to the Agreement dated as of October 31, 2005 and that certain Amendment No. 5 to the Agreement dated as of July 11, 2007, is entered into as of July 11, 2007.  All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to Section 7.5 of the Agreement, the Management Committee with the consent of holders of a majority of Class C Units and holders of a majority of Class D Units may amend the Agreement;

NOW THEREFORE, the Management Committee and the Members holding a majority of each of the Class C Units and the Class D Units desire to amend the Agreement in accordance with the terms of Section 7.5 of the Agreement, and hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1                                 Section 1.1(a) of the Agreement.  Section 1.1(a) of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Call Notice” means the call notice described in the Management Unit Subscription Agreements.

“Escrow Funds” has the meaning set forth in Section 4.4(f).

“Executive Group” has the meaning set forth in the Management Unit Subscription Agreements.

“Termination Date” means the date upon which a Class C or Class D Unitholder’s employment with the Company and its subsidiaries is terminated for any reason.

1.2                                 Section 4.4 of the Agreement.  Section 4.4 of the Agreement is hereby amended by inserting a new subsection (f):

(f) Notwithstanding anything to the contrary in this Section 4.4, if the employment of a Class C Unitholder or a Class D Unitholder terminates for any reason, in the event the Company declares or pays a distribution with respect to any of the Units held by such Class C or Class D Unitholders and such Unitholder’s Executive Group on or after the Termination Date but prior to the exercise by the Company of the Call Option or prior to the closing of the repurchase transactions contemplated by a Call Notice, the entire portion of such distribution shall be held in escrow by the Company (such amounts, the “Escrow Funds”) until the later of (i) the expiry of the time period by which the Call Option must be exercised and (ii) if one or more Call Notices have been delivered, until all transactions contemplated by all Call Notices have been consummated.  In the event the Company decides to exercise the Call Option, the entire amount of such Escrow Funds shall be permanently transferred to the Company and deemed forfeited by the Class C or Class D Unitholder, as applicable.  In the event the Company does not exercise the Call Option, the entire amount of such Escrow Fund shall be permanently transferred to the relevant Class C and Class D Unitholders.

ARTICLE II

MISCELLANEOUS

2.1                               General.  Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

2.2                               Governing Law.  THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

2.3                               Counterparts.  This Amendment may be executed in any number of counterparts (including by means of telecopied signature pages), all of which together shall constitute a single instrument.

2.4                               Section Titles.  Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Amendment as set forth in the text hereof.

* * * * * * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BIRDS EYE HOLDINGS LLC

By: its Management Committee

By:	/s/ Brian Ratzan
Name:	Brian Ratzan
Title:	Representative

HOLDERS OF A MAJORITY OF CLASS C AND CLASS D UNITS:

By: Neil Harrison, Chief Executive Officer of Birds Eye Foods, Inc., pursuant to Section 2.3 of the Securityholders Agreement

/s/ Neil Harrison